Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 20, 2008 appearing on the annual report Form 11-K of Kelly Retirement Plus for the years ended December 31, 2007 and 2006.

/s/ Plante & Moran, PLLC

Southfield, Michigan

June 25, 2008